                             SHUSTAK JALIL & HELLER
                           A PROFESSIONAL CORPORATION

                               545 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE: (212) 688-5900
                            FACSIMILE: (212) 688-6151

                                     -------

                               401 WEST "A" STREET
                                   SUITE 2330
                               SAN DIEGO, CA 92101                Geneva
                             TELEPHONE: (619) 696-9500            ------
                             FACSIMILE: (619) 615-5290       email@shufirm.com
                                 www.shufirm.com



                                                              April 24, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:  Buyenergy Corporation
              ---------------------

Dear Sir/Madam:

         We have been requested to render this opinion as counsel for Buyenergy Corporation, a Nevada corporation (the "Company").

         In our opinion, the shares issued were duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Company.

         We consent to the filing of the opinion as part of the Registration Statement of the Company.

                                                  Sincerely,

                                                  SHUSTAK JALIL & HELLER



                                                  /s/Shustak Jalil & Heller
                                                  -------------------------